EXHIBIT 10(g)

EMPLOYERS MUTUAL CASUALTY COMPANY

NON-EMPLOYEE DIRECTORS’ POST-SERVICE BENEFITS PLAN

SECTION 1.       PURPOSE. The purpose of the Employers Mutual Casualty Company Non-Employee Directors’ Post-Service Benefits Plan (the “Plan”) is to enable Employers Mutual Casualty Company (“EMCC” or “Company”) to attract and retain non-employee individuals of exceptional ability to serve as directors of the Company.

SECTION 2.	DEFINITIONS

“Annual Retainer” for any given year shall mean the cash retainer which was or is to be paid to an Eligible Director (as hereinafter defined) in connection with such individual’s service as a director, but shall not include any meeting fees or per diem amounts paid to such director for attendance at board and/or committee meetings.

“Board” means the Board of Directors of the Company.

“Effective Date” means January 1, 1993.

“Eligible Director” means an individual who is a member of the Board on or after the Effective Date, and who is not concurrently an employee of the Company.

“Post-Service Benefit(s)” means the retirement and/or survivorship income provided to Eligible Directors and/or their spouses in accordance with the provisions of Sections 5 and 14 of this Plan.

“Severance Date” means the date on which an Eligible Director’s service on the Board terminates, for any reason.

“Vested Director” means an Eligible Director who has completed a minimum of five (5) Years of Service on the Board as an Eligible Director.

“Vesting Date” means the date upon which an Eligible Director completes five (5) Years of Service on the Board as an Eligible Director, and becomes a Vested Director.

“Years of Contemporaneous Marriage Cap” means the total number of years a surviving spouse was legally married to an individual (who was a member of the Board on or after the Effective Date) while such individual was actually serving as a member of the Board. This number will always be less than or equal to the Years of Service Cap (as hereinafter defined).

“Year(s) of Service” means a period of twelve (12) consecutive months of service as an Eligible Director, measured from the date of such individual’s election to the Board or the anniversary thereof. In those instances in which a director who is also an employee of the Company terminates his or her employment relationship with the Company but continues as a director (thus becoming an Eligible Director), a Year of Service shall consist of a twelve (12) month period commencing on the date such employment relationship terminates and the individual becomes an Eligible Director.

“Years of Service Cap” means the total number of years served by a director as a member of the Board, whether or not the director was an Eligible Director during all of such time period. For purposes of this computation, all years of service prior to the Effective Date shall also be included in the calculations.

SECTION 3.        VESTING. An Eligible Director shall be entitled to a Post-Service Benefit upon completing five (5) Years of Service as an Eligible Director.

               SECTION 4.        PAYMENT OF POST-SERVICE BENEFITS. The Company shall pay a Vested Director who has attained the age of 65 years an annual Post-Service Benefit, in an amount calculated pursuant to Section 5 hereof, commencing on the first business day of the month immediately following the month in which the Vested Director’s Severance Date occurs, and continuing thereafter on each anniversary date of the initial payment of a Post-Service Benefit to such individual. In the case of a Vested Director whose Severance Date occurs prior to the attainment of age 65, the initial payment of a Post-Service Benefit shall occur on the first business day of the month in which the Vested Director’s 65th birthday occurs, with annual payments thereafter continuing on the anniversary date(s) of such payment.

The number of annual payments of the Post-Service Benefit shall not exceed the Years of Service Cap. Subject to this limitation on the maximum number of annual payments of Post-Service Benefits, the right to receive Post-Service Benefits shall terminate upon the death of the Vested Director; provided, however, that if the Vested Director has elected the joint and survivor retirement benefits option pursuant to Section 14 hereof, and if such election remains valid, then the right to receive Post-Service Benefits shall terminate upon the death of the Vested Director or his or her spouse, whichever occurs later, unless either the Years of Service Cap or, in the case of a surviving spouse, the Years of Contemporaneous Marriage Cap (as more fully described in Section 14 hereof) is first reached, in which case the right to receive Post-Service Benefits shall cease when either of such limitations is first reached.

SECTION 5.        CALCULATION OF RETIREMENT BENEFIT AMOUNT. The Post-Service Benefit shall be an amount equal to 100% of the average amount of the Annual Retainer paid to each Eligible Director during the three (3) years immediately prior to the recipient director’s Severance Date. Notwithstanding the foregoing, however, the Post-Service Benefit shall be reduced by ten percent (10%) of such calculated amount for each year, if any, by which the total number of Years of Service accrued as of the recipient director’s Severance Date is less than ten.

SECTION 6.        ADMINISTRATION. The general administration of this Plan shall be the responsibility of the Administrative Department of the Company. Senior management of the Company may, in their discretion, designate one or more individuals as administrators for the day to day operations of the Plan.

SECTION 7.        AMENDMENT AND TERMINATION. The Board may terminate this Plan at any time, and may amend or modify this Plan at any time or from time to time, and in any respect; provided, however, that no such amendment, modification or termination shall in any manner adversely affect the Post-Service Benefits of (i) any former director (or such director’s spouse, if joint and survivor benefits have been elected) then currently receiving Post-Service Benefits, or (ii) any Vested Director who has attained the age of 65.

SECTION 8.        NO RIGHT TO CONTINUE AS A DIRECTOR. Neither the adoption of this Plan nor any of the provisions of the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain or re-elect an Eligible Director for any period of time, or at any particular rate of compensation.

SECTION 9.        NON-ALIENATION OF BENEFITS. No benefit provided under this Plan may be assigned, pledged, mortgaged or hypothecated or shall be subject to legal process or attachment for the payment of claims of any creditor of an Eligible Director, of a Vested Director, or of the surviving spouse of such a director (if the joint and survivor benefit payment option has been elected by such director).

SECTION 10.      NO FUNDING OBLIGATION. This Plan is unfunded and the Post-Service Benefits payable hereunder shall be paid by the Company out of its general assets. The Company may make such arrangements for its own benefit as it desires to provide for the payment of any benefits hereunder, and no person shall have any claim against a particular fund or asset owned by the Company or in which it has an interest to secure the payment of the Company’s obligations hereunder. A Vested Director (or such director’s surviving spouse, if the joint and survivor benefit payment option has been elected by the director) entitled to a Post-Service Benefit under this Plan shall have no greater rights than those of an unsecured general creditor of the Company. Notwithstanding the foregoing, however, the Company shall establish an appropriate reserve on its books for this liability as soon as practicable following approval of this Plan (or any amendments thereto) by the Board, in order to satisfy the requirements of the Financial Accounting Standards Board (FASB).

               SECTION 11.     EFFECTIVE DATE. The original Plan (then known as the Employers Mutual Casualty Company Non-Employee Directors’ Retirement Plan) became effective as of the Effective Date. The amended Plan, which provides for joint and survivor benefits, together with certain other changes to the original Plan, shall become effective, with respect to such changes, as of January 1, 2000, provided that it is subsequently approved by the policyholders of EMCC within twelve (12) months of such date.

SECTION 12.      TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

SECTION 13.     GOVERNING LAW. This Plan and all rights and obligations under the Plan shall be construed in accordance with and governed by the laws of the State of Iowa.

SECTION 14.      PAYMENT OF JOINT AND SURVIVOR POST-SERVICE BENEFITS. Notwithstanding any other provision of this Plan, at any time following the Vesting Date of a Vested Director, such Vested Director, as long as he or she is then currently serving on the Board, may file an election with the administrator(s) of the Plan (as designated pursuant to Section 6 hereof) to have his or her Post-Service Benefits (as calculated pursuant to Section 5 hereof) paid on a joint and survivor basis to the Vested Director and his or her spouse. If the joint and survivor option is elected, there shall be no reduction in the amount of the Post-Service Benefit to be paid annually to the recipient director or his or her spouse.

The ability to elect the joint and survivor benefits option may be exercised by a Vested Director more than once, in the event the electing director is divorced subsequent to his or her initial election, or in the event such director’s spouse predeceases the Vested Director subsequent to the director’s election of this option, but may only be exercised in favor of an individual to whom such Vested Director is legally married at the time of such election. However, subsequent to a Vested Director’s Severance Date, remarriage by the Vested Director shall not entitle such director to make a new election. A Vested Director’s divorce, or the death of such director’s spouse, shall automatically terminate any election previously made by that Vested Director in favor of such former spouse.

In the event the joint and survivor benefits option is elected by a Vested Director, the number of annual payments of the Post-Service Benefit to which such director and his or her spouse are entitled shall be calculated as follows:

A.

Once payments to a director have commenced pursuant to Section 4 hereof, the recipient director shall continue to receive annual payments of the Post-Service Benefit so long as such director is living, provided that the total number of such annual payments may not exceed the Years of Service Cap.

B.	If the spouse of the recipient director predeceases the director, annual payments shall end upon the earlier of (i) the director’s death or (2) attainment of the Years of Service Cap.
C.

If the recipient director predeceases his or her spouse before the Years of Service Cap has been reached, and if such spouse has been designated by the director to receive joint and survivor Post-Service Benefits, then such annual payments shall commence for, and continue to, the surviving spouse until the earlier of (1) the spouse’s death, (2) attainment of the Years of Service Cap (to be calculated by adding together the number of payments received by the director and by the surviving spouse, respectively, and comparing such sum to the total number of years served by the director as a member of the Board), or (3) attainment of the Years of Contemporaneous Marriage Cap. A surviving spouse may receive no greater number of annual payments under the joint and survivorship provisions of the Plan than the number of years such surviving spouse was legally married to the former director while that director was actually serving as a member of the Board.

In the event an electing director is divorced subsequent to the commencement of annual payments of a Post-Service Benefit, such Post-Service Benefit for that director shall be paid as if no election under this Section 14 had been made (unless otherwise ordered by a court of competent jurisdiction).

The election of the joint and survivor benefit option under this Section 14 shall not extend or increase the amount or the maximum number of annual payments of the Post-Service Benefit which a Vested Director may receive, nor accelerate the date when an annual Post-Service Benefit is first paid to such director, as calculated pursuant to Sections 4 and 5 hereof.

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